                                                                    EXHIBIT 10.4


                                ISE LABS, INC.

                        DIGITAL TESTING SERVICES, INC.

                             ISE TECHNOLOGY, INC.

                          LOAN AND SECURITY AGREEMENT

                               TABLE OF CONTENTS

                                                                      Page
                                                                      ----
1.   DEFINITIONS AND CONSTRUCTION....................................   1
 1.1    Definitions..................................................   1
 1.2    Accounting Terms.............................................   7

2.   LOAN AND TERMS OF PAYMENT.......................................   7
 2.1    Revolving Advances...........................................   7
 2.2    Payments and Calculations....................................   9
 2.3    Crediting Payments...........................................   9
 2.4    Fees.........................................................  10
 2.5    Additional Costs.............................................  10
 2.6    Term.........................................................  10
 2.7    ISE as Agent.................................................  10

3.   CONDITIONS OF ADVANCES..........................................  11
 3.1    Conditions Precedent to Initial Advance......................  11
 3.2    Conditions Precedent to all Advances.........................  12

4.   CREATION OF SECURITY INTEREST...................................  12
 4.1    Grant of Security Interest...................................  12
 4.2    Delivery of Additional Documentation Required................  12
 4.3    Right to Inspect.............................................  12
 4.4    Stock Pledge.................................................  12
 4.5    Pledge of Purchased Loans....................................  13

5.   REPRESENTATIONS AND WARRANTIES..................................  14
 5.1    Due Organization and Qualification...........................  14
 5.2    Due Authorization; No Conflict...............................  14
 5.3    No Prior Encumbrances........................................  14
 5.4    Bona Fide Eligible Accounts..................................  14
 5.5    Merchantable Inventory.......................................  14
 5.6    DTS Shares...................................................  14
 5.7    Name; Location of Chief Executive Office.....................  15
 5.8    Litigation...................................................  15
 5.9    No Material Adverse Change in Financial Statements...........  15
 5.10   Solvency.....................................................  15
 5.11   Regulatory Compliance........................................  15
 5.12   Environmental Condition......................................  15
 5.13   Taxes........................................................  15
 5.14   Subsidiaries.................................................  16
 5.15   Government Consents..........................................  16
 5.16   Sanwa Loans..................................................  16
 5.17   Business Sales Agreement.....................................  16
 5.18   Full Disclosure..............................................  16

6.   AFFIRMATIVE COVENANTS...........................................  16
 6.1    Good Standing................................................  16
 6.2    Government Compliance........................................  16
 6.3    Financial Statements, Reports, Certificates..................  16
 6.4    Inventory; Returns...........................................  17
 6.5    Taxes........................................................  17

           ..........................................................
 6.6    Insurance....................................................  17
 6.7    Principal Depository.........................................  18
 6.8    Quick Ratio..................................................  18
 6.9    Debt Service Coverage........................................  18
 6.10   Debt-Tangible Net Worth Ratio................................  18
 6.11   Tangible Net Worth...........................................  18
 6.12   Unrestricted Cash............................................  18
 6.13   Domestic Assets..............................................  18
 6.14   Registration of Intellectual Property Rights.................  19
 6.15   San Jose Refinance...........................................  19
 6.16   Further Assurances...........................................  19

7.   NEGATIVE COVENANTS..............................................  19
 7.1    Dispositions.................................................  19
 7.2    Change in Business...........................................  19
 7.3    Mergers or Acquisitions......................................  19
 7.4    Indebtedness.................................................  19
 7.5    Encumbrances.................................................  20
 7.6    Distributions................................................  20
 7.7    Investments..................................................  20
 7.8    Transactions with Affiliates.................................  20
 7.9    Subordinated Debt............................................  20
 7.10   Inventory....................................................  20
 7.11   Compliance...................................................  20
 7.12   Capital Expenditures.........................................  20

8.   EVENTS OF DEFAULT...............................................  20
 8.1    Payment Default..............................................  20
 8.2    Covenant Default.............................................  21
 8.3    Material Adverse Change......................................  21
 8.4    Attachment...................................................  21
 8.5    Insolvency...................................................  21
 8.6    Other Agreements.............................................  21
 8.7    Subordinated Debt............................................  22
 8.8    Judgments....................................................  22
 8.9    Misrepresentations...........................................  22

9.   BANK'S RIGHTS AND REMEDIES......................................  22
 9.1    Rights and Remedies..........................................  22
 9.2    Power of Attorney............................................  23
 9.3    Accounts Collection..........................................  23
 9.4    Bank Expenses................................................  24
 9.5    Remedies Cumulative..........................................  24

10.  WAIVERS; INDEMNIFICATION........................................  24
10.1    Demand; Protest..............................................  24
10.2    Bank's Liability for Collateral..............................  24
10.3    Indemnification..............................................  24
10.4    Subrogation and Similar Rights...............................  24
10.5    Waivers of Notice............................................  25
10.6    Subrogation Defenses.........................................  25
10.7    Right to Settle, Release.....................................  25
10.8    Primary Obligation...........................................  25
10.9    Subordination................................................  26

10.10   Enforcement of Rights........................................  26

11.  NOTICES.........................................................  26

12.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER......................  27

13.  GENERAL PROVISIONS..............................................  27
13.1    Successors and Assigns.......................................  27
13.2    Time of Essence..............................................  27
13.3    Severability of Provisions...................................  27
13.4    Amendments in Writing, Integration...........................  27
13.5    Counterparts.................................................  27
13.6    Survival.....................................................  27
13.7    Confidentiality..............................................  27

     This LOAN AND SECURITY AGREEMENT is entered into as of October 2, 1997, by and among COMERICA BANK-CALIFORNIA ("Bank"), ISE LABS, INC. ("ISE"), a California corporation, ISE TECHNOLOGY, INC. ("ISE TECH"), a California corporation, and DIGITAL TESTING SERVICES, INC. ("DTS"), a California corporation (ISE, ISE TECH and DTS are referred to individually, as a "Borrower," and, collectively, as the "Borrowers").


                                   RECITALS
                                   --------

     ISE desires to purchase certain assets of Alphatec USA, Inc., including all of the outstanding stock of DTS. Prior to the date hereof, ISE borrowed certain funds from Sanwa Bank California to finance certain acquisitions of assets, including equipment and loans made to Alphatec USA, Inc. Borrowers have asked Bank for credit facilities to refinance certain of those loans, to provide working capital to Borrowers, and to provide funds to complete the purchase of certain assets of Alphatec USA, Inc. This Agreement sets forth the terms on which Bank will advance credit to Borrowers, and Borrowers will repay the amounts owing to Bank.


                                   AGREEMENT
                                   ---------

     The parties agree as follows:

     1.   DEFINITIONS AND CONSTRUCTION
          ----------------------------

          1.1  Definitions.  As used in this Agreement, the following terms
               -----------
shall have the following definitions:

               "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to a Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by such Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by such Borrower and Borrower's Books relating to any of the foregoing.

               "Advance" or "Advances" means one or more of a Revolving Advance, the Equipment Acquisition Advance, the Manteca Term Advance, or the Equipment Refinance Advance.

               "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

               "Alphatec" means Alphatec USA, Inc.

               "Applicable Margin" has the meaning specified on Attachment 1
                                                                ------------
hereto.

               "Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, whether or not suit is brought.

               "Borrower's Books" means all of a Borrower's books and records including: ledgers; records concerning such Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.


               "Borrowing Base" has the meaning set forth in Section 2.1 hereof.

               "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

               "Business Sales Agreement" means that certain Business Sales Agreement, dated as of August 21, 1997, between Borrower and Alphatec USA, Inc.

               "Closing Date" means the date of this Agreement.

               "Code" means the California Uniform Commercial Code.

               "Collateral" means the property of each Borrower described on Exhibit A attached hereto.
---------

               "Committed Line" means Eight Million Dollars ($8,000,000).

               "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

               "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of a Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding
Advances made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of such Borrower or any Subsidiary to a date more than one year from the date of determination.

               "Daily Balance" means the amount of the Obligations owed at the end of a given day.

               "Eligible Accounts" means those Accounts that arise in the ordinary course of a Borrower's business that comply in all material respects with all of Borrowers' material representations and warranties to Bank set forth in Section 5.4; provided, that standards of eligibility may be fixed and revised
                --------
from time to time by Bank in Bank's reasonable judgment and upon advance notification thereof to Borrowers in accordance with the provisions hereof. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

                        (a) Accounts that the account debtor has failed to pay within ninety (90) days of invoice date; provided that Accounts owing to ISE that are aged up to one hundred twenty (120) days of invoice date shall be permitted through December 31, 1997;

                        (b) Accounts with respect to an account debtor, twenty-five percent (25%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

                        (c) Accounts with respect to which the account debtor is an officer, employee, or agent of a Borrower;

                        (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

                        (e) Accounts with respect to which the account debtor is an Affiliate of Borrower;

                        (f) Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States unless Borrower has complied with the Federal Assignment of Claims Act to Bank's reasonable satisfaction with respect to such Accounts;

                        (g) Accounts with respect to which a Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to such Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to such Borrower;

                        (h) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total then-outstanding obligations to a Borrower exceed twenty percent (20%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except that the concentration limit shall be thirty percent (30%) of Accounts owing to a Borrower by each of C-Cube Microsystems, Qualcomm, Xilinx, ESS Technologies, LSI Logic, S3 and Cirrus Logic; and

                        (i) Accounts with respect to which the account debtor
(i) disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or (ii) is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business, and

                        (j) Accounts the collection of which Bank reasonably determines to be doubtful.

               "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which a Borrower has any interest.

               "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

               "GAAP" means generally accepted accounting principles as in effect from time to time.

               "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, whether on- or off-balance sheet, and (d) all Contingent Obligations.

               "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

               "Inventory" means all present and future inventory in which a Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of such

Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

               "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

               "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

               "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

               "Loan Documents" means, collectively, this Agreement, any note or notes executed by a Borrower, and any other agreement entered into between a Borrower or the Borrowers and Bank in connection with this Agreement, all as amended or extended from time to time.

               "Manteca Facility" means the facility in Manteca, California, including the Land, as those terms are defined in the Business Sales Agreement.

               "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of a Borrower and its Subsidiaries taken as a whole or (ii) the ability of a Borrower to repay the Obligations or otherwise perform its material obligations under the Loan Documents.

               "Maturity Date" means September 30, 2002.

               "Negotiable Collateral" means all of a Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

               "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by a Borrower or Borrowers pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding.

               "Periodic Payments" means all installments or similar recurring payments that a Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between a Borrower or the Borrowers and Bank.

               "Permitted Indebtedness" means:

                        (a) Indebtedness of a Borrower in favor of Bank arising under this Agreement or any other Loan Document;

                        (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

                        (c) After the date hereof, the incurrence of capital leases in an amount not to exceed Five Million Dollars ($5,000,000) in any fiscal year prior to the receipt of proceeds from the Manteca Sale and Ten Million Dollars ($10,000,000) in any fiscal year after receipt of proceeds from the Manteca Sale;

                        (d)  Subordinated Debt;

                        (e) Indebtedness to trade creditors incurred in the ordinary course of business; and

                        (f) Refinancings of any of the foregoing, provided the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower.

               "Permitted Investment" means:

                        (a) Investments existing on the Closing Date disclosed in the Schedule; and

                        (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof,
(ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank.

               "Permitted Liens" means the following:

                        (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

                        (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings;

                        (c) Liens (i) upon or in any equipment acquired, leased or held by a Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so
                 --------
acquired and improvements thereon, and the proceeds of such equipment;

                        (d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal
                                            --------
or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

               "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

               "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

               "Purchased Loans" means those assets purchased by ISE Labs, Inc. under (i) the Loan Purchase Agreement by and between Comerica Bank as Seller and ISE Labs, Inc. as Purchaser, dated as of September 9, 1997, and (ii) the Loan Purchase Agreement by and among Silicon Valley Bank and Comerica Bank-California as Sellers and ISE Labs, Inc. as Purchaser, dated as of September 11, 1997, including, but not limited to those agreements referenced on the Estoppel Certificate executed in connection with this Agreement.

               "Quick Assets" means, at any date as of which the amount thereof shall be determined, the consolidated cash, cash-equivalents, accounts receivable and investments, with maturities not to exceed 90 days, of a Borrower determined in accordance with GAAP.

               "Responsible Officer" means any of the Chief Executive Officer, the Chief Financial Officer, if any, or the Controller of a Borrower.

               "Revolving Advance" means a cash advance under Section 2.1.

               "Revolving Maturity Date" means September 30, 1998.

               "Revolving Facility" means the facility under which Borrowers may request Bank to issue cash advances pursuant to Section 2.1 hereof.

               "Sanwa Equipment Loans" means the loans evidenced by the agreements that are described on the Schedule as the "Sanwa Equipment Loan Agreements".

               "Sanwa Line of Credit" means the loan evidenced by the agreement that is described on the Schedule as the "Sanwa Line of Credit".

               "Schedule" means the schedule of exceptions attached hereto.

               "Shares" means the shares of stock of DTS and ISE Tech.

               "Subordinated Debt" means any debt incurred by the Borrowers that is subordinated to the debt owing by any such Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by such Borrower and Bank).

               "Subsidiary" means any corporation or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by a Borrower, either directly or through an Affiliate.

               "Tangible Net Worth" means at any date as of which the amount thereof shall be determined, the consolidated total assets of a Borrower and its Subsidiaries taken as a whole, minus, without duplication, (i) the sum of any
                               -----
amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and
(c) all reserves not already deducted from assets, and (ii) Total Liabilities.
                                                   ---

               "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of a Borrower, including in any event all Indebtedness.

          1.2  Accounting Terms.  All accounting terms not specifically defined
               ----------------
herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

     2.   LOAN AND TERMS OF PAYMENT
          -------------------------

          2.1  Revolving Advances.
               ------------------

                        (a) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Revolving Advances to Borrowers in an aggregate amount not to exceed the lesser of the Committed Line or the Borrowing Base. For purposes of this Agreement, "Borrowing Base" shall mean an amount equal to eighty percent (80%) of Eligible Accounts owing to ISE plus (ii) seventy-five percent (75%) of the Eligible Accounts owing to Alphatec USA, Inc. and DTS that ISE purchased under the Business Sales Agreement minus any reserves plus (iii) eighty percent (80%) of the Eligible Accounts owing to DTS arising from invoices dated from and after the Closing Date plus (iv) from the Closing Date through December 15, 1997, Two Million Five Hundred Thousand Dollars ($2,500,000). Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1 may be repaid and reborrowed at any time prior to the Revolving Maturity Date.

                        (b) The Revolving Advances shall bear interest at a floating rate equal to the Prime Rate. Interest shall be payable on the last Business Day of each month.

                        (c) Whenever Borrowers desire a Revolving Advance, ISE will notify Bank by facsimile transmission or telephone no later than noon California time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit C hereto. Bank is authorized to make Revolving
                          ---------
Advances under this Agreement, based upon instructions received from a Responsible Officer, or without instructions if in Bank's reasonable discretion such Revolving Advances are necessary to meet Obligations which have become due and remain unpaid, subject to any applicable grace period. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer, and Borrowers shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Revolving Advances made under this
Section 2.1 to any Borrower's deposit account specified by Borrowers.

                        (d) If at any time the aggregate outstanding Revolving Advances exceed the lesser of the Committed Line or the Borrowing Base, Borrowers, shall within five (5) days notice thereof, immediately pay the amount of such excess to Bank.

                        (e) Upon the repayment of that portion of the outstanding Revolving Advances necessary to eliminate clause (iv) of the Borrowing Base, such clause (iv) thereafter will not be a component of the Borrowing Base, and Bank will release the debenture granted by ISE Labs, Inc.- Hong Kong securing its guaranty.

                        (f) The Revolving Facility shall terminate on the Revolving Maturity Date, at which time all outstanding Revolving Advances shall be immediately due and payable. The Revolving Facility shall be evidenced by this Agreement and a promissory note in substantially the form of Exhibit B-1.
                                                                  -----------

               2.1.1  Equipment Acquisition Facility.
                      ------------------------------

                        (a) Subject to the terms and conditions of this Agreement, Bank agrees to make one Advance (the "Equipment Acquisition Advance") to Borrowers on the Closing Date in an amount equal to Fourteen Million Six Hundred Thousand Dollars ($14,600,000). The Equipment Acquisition Advance will be evidenced by this Agreement and a promissory note in substantially the form of Exhibit B-2.
   -----------

                        (b) The Equipment Acquisition Advance shall bear interest at a floating rate equal to the Prime Rate plus the Applicable Margin. Subject to the provisions of Sections 2.1.1 (c) and (d), Borrowers shall repay the Equipment Acquisition Advance in monthly installments of $243,333.33, plus accrued interest, each installment to be due on the last Business Day of each month. The entire outstanding principal amount of the Equipment Acquisition Advance, plus accrued and unpaid interest, shall be due on the Maturity Date.

                        (c) Within 45 days of the last day of each fiscal quarter, beginning the fiscal quarter ending on March 31, 1998, and continuing until the earlier of (i) the date that Borrowers have made aggregate payments under this Section 2.1.1(c) of $6,000,000 or (ii) June 30, 1999, Borrowers shall make mandatory prepayments on account of the Equipment Acquisition Advance. Each such payment shall be equal to twenty-five percent (25%) of Borrowers' consolidated net income after taxes plus depreciation and amortization for the preceding fiscal quarter. If the aggregate payments made under this Section 2.1.1(c) by June 30, 1999 are less than $6,000,000, then Borrowers shall pay to Bank on June 30, 1999 the amount of such deficiency. Payments made under this Section 2.1.1(c) shall be applied to the outstanding principal installments in the reverse order of maturity.

                        (d) Upon receipt by a Borrower of proceeds in excess of Ten Million Dollars ($10,000,000) from the sale or issuance of its equity securities, such Borrower shall pay Bank the difference, if any, between Six Million Dollars ($6,000,000) minus the aggregate payments made through such date under Section 2.1.1(c). Such payment shall be applied to the outstanding principal installments in the reverse order of maturity. Upon such payment, Borrowers shall have no further obligations under Section 2.1.1(c).

                        (e) Borrowers shall make a mandatory prepayment of the net after tax proceeds of the disposition of any Inventory outside the ordinary course of business located at the Manteca Facility or collection of Accounts arising out of such disposition outside the ordinary course of business, subject to the fourth sentence of this paragraph. Borrowers will provide Bank with a report within fifteen (15) days after the last day of each month of such assets sold. Such payments shall be applied to the outstanding principal installments in the reverse order of maturity. If the sale of the Manteca Facility together with the Contract Assembly Business yields proceeds greater than Nine Million Dollars ($9,000,000) after payment of related expenses, ISE shall make a mandatory prepayment upon receipt of such proceeds on account of the Equipment Acquisition Advance in an amount equal to Sixty Percent (60%) of the net after tax proceeds received from such sale after payment of related expenses.

               2.1.2     Manteca Facility. On the date hereof, Borrowers may
                         ----------------
request one Advance (the "Manteca Term Advance") in a principal amount not to exceed Five Million Four Hundred Thousand Dollars ($5,400,000). Interest shall accrue from the date of the Manteca Term Advance at a floating rate equal to the Prime Rate plus the Applicable Margin, and shall be payable monthly on the last Business Day of each month. In addition to monthly interest payments, Borrowers will pay Bank the entire principal amount of the Manteca Term Advance and all accrued but unpaid interest on the earlier of March 31, 1998 or the date of the sale of the Manteca Facility. Borrowers may prepay all or any part of the Manteca Term Advance without premium or penalty. Bank may, in its sole, but reasonable discretion, permit Borrowers to extend the repayment date of the principal amount of the Manteca Term Advance for six (6) months after the original Maturity Date, in which case Borrowers shall pay Bank an extension fee of Twenty Seven Thousand Dollars ($27,000). Borrower shall use the proceeds of the Manteca Term Advance to repay all amounts owing to Sanwa Bank California under that certain Line of Credit Agreement dated as of August 22, 1994, a copy of which is attached hereto. The Manteca Term Advance will be evidenced by this Agreement and a promissory note in substantially the form of Exhibit B-3.
                                                             -----------

               2.1.3   Equipment Refinance Facility. On the Closing Date,
                       ----------------------------
Borrowers may request one Advance (the "Equipment Refinance Advance" in a principal amount not to exceed Four Million Six Hundred Fifty Thousand Dollars ($4,650,000). Borrowers shall use the proceeds of the Equipment Refinance Advance to repay all amounts outstanding under the Sanwa Equipment Loans. Interest shall accrue on the Equipment Refinance Advance at a floating rate equal to the Prime Rate. Borrowers shall repay the Equipment Refinance Advance in installments of $116,250 per month, plus accrued interest, beginning on October 31, 1997 and continuing on the last Business Day of each month through January 31, 2001, on which date the entire outstanding principal amount of the Equipment Refinance Advance and all accrued but unpaid interest shall be due and payable. The Equipment Refinance Advance will be evidenced by this Agreement and a promissory note in substantially the form of Exhibit B-4.
                                               -----------

          2.2  Payments and Calculations.
               -------------------------

                        (a) Payments. Bank shall, at its option, charge such
                            --------
interest, all Bank Expenses, and all Periodic Payments against any of a Borrower's deposit accounts or against the Revolving

Facility, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder. Any Advance may be prepaid at any time without penalty or premium.

                        (b) Computation. In the event the Prime Rate is changed
                            -----------
from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

          2.3  Crediting Payments.  Bank shall credit a wire transfer of funds,
               ------------------
check or other item of payment to such deposit account or Obligation as a Borrower specifies. However, during the continuance of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon California time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

          2.4  Fees.  Borrowers shall pay to Bank the following:
               ----

                        (a) Facility Fee. A Facility Fee equal to One Hundred
                            ------------
Six Thousand Five Hundred Dollars ($106,500), which fee shall be fully earned and nonrefundable;

                        (b) Financial Examination and Appraisal Fees. Bank's
                            ----------------------------------------
customary fees and reasonable out-of-pocket expenses for Bank's audits of a Borrower's Accounts, and for each appraisal of Collateral and financial analysis and examination of any Borrower performed from time to time by Bank or its agents in its reasonable discretion;

                        (c) Bank Expenses. Upon the date hereof, all Bank
                            -------------
Expenses incurred through the Closing Date, including reasonable attorneys' fees and expenses, and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

          2.5  Additional Costs.  In case any change in any law, regulation,
               ----------------
treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law), in each case after the date of this Agreement:

                        (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by a Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

                        (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

                        (c) imposes upon Bank any other condition with respect to its performance under this Agreement, and the result of any of the foregoing is to materially increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any Advances, Bank shall notify ISE thereof. Borrowers agree to pay to Bank the amount of such material increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

          2.6  Term.  This Agreement shall become effective on the Closing Date
               ----
and shall continue in full force and effect for a term ending on the Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Advances under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

          2.7  ISE as Agent.  Each Borrower appoints ISE as its agent with all
               ------------
necessary power and authority to give and receive notices, certificates or demands for and on behalf of both Borrowers, to act as disbursing agent for receipt of any Advances on behalf of the Borrowers, and to apply to Bank on behalf of Borrowers for Advances, any waivers and any consents. This authorization cannot be revoked, and Bank need not inquire as to ISE's authority to act for or on behalf of a Borrower.

     3.   CONDITIONS OF ADVANCES
          ----------------------

          3.1  Conditions Precedent to Initial Advance.  The obligation of Bank
               ---------------------------------------
to make the initial Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

                        (a)  this Agreement;

                        (b) a certificate of an officer of each Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

                        (c) an Intellectual Property Security Agreement for each Borrower;

                        (d) a guaranty and debenture of ISE Labs, Inc. - Hong Kong;

                        (e) the share certificates evidencing the Shares;

                        (f) an audit of each Borrower's Collateral;

                        (g) an appraisal of ISE's fixed assets;

                        (h) an opinion of ISE and ISE Tech's counsel;

                        (i) a copy of the Business Sales Agreement, and evidence of consummation of the transactions contemplated by the Business Sales Agreement;

                        (j) financing statements (Forms UCC-1);

                        (k)  insurance certificates;

                        (l)  a solvency certificate;

                        (m)  a Non-Encumbrance Agreement;

                        (n) a listing of Equipment owned by DTS;

                        (o) a pro forma balance sheet of Borrowers reviewed by Borrowers' independent accountants;

                        (p) ISE's audited financial statements for 1995 and 1996;

                        (q) aged listings of the accounts receivable and accounts payable of each Borrower;

                        (r) consolidated income statement and balance sheet for ISE for the fiscal year to June 30 and a monthly, consolidated income statement and balance sheet for the months of July and August, 1997;

                        (s) payment of the fees and Bank Expenses then due specified in Section 2.4 hereof; and

                        (t) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

          3.2  Conditions Precedent to all Advances.  The obligation of Bank to
               ------------------------------------
make each Advance, including the initial Advance, is further subject to the following conditions:

                        (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

                        (b) the representations and warranties contained in
Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Advance as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Advance. The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in this
Section 3.2(b).

     4.   CREATION OF SECURITY INTEREST
          -----------------------------

          4.1  Grant of Security Interest.  Each Borrower grants and pledges to
               --------------------------
Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by each Borrower of each of its covenants and duties under the Loan Documents. Such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof, subject to Permitted Liens, and provided that Bank takes the actions necessary to create a valid first priority security interest in the Collateral.

          4.2  Delivery of Additional Documentation Required.  Each Borrower
               ---------------------------------------------
shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

          4.3  Right to Inspect.  Bank (through any of its officers, employees,
               ----------------
or agents) shall have the right, upon reasonable prior notice, from time to time during a Borrower's usual business hours, to inspect such Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify such Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

          4.4  Stock Pledge.
               ------------

                        (a) ISE hereby pledges, assigns and delivers to Bank and grants to Bank a security interest in the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing (all hereinafter called the "Pledged Collateral"), as security for the prompt performance of all of the Obligations.

                        (b) The term "Pledged Collateral" shall also include any securities, instruments or distributions of any kind issuable, issued or received by ISE upon conversion of, in respect of, or in exchange for any other Pledged Collateral, including, but not limited to, those arising from a stock dividend, stock split, reclassification, reorganization, merger, consolidation, sale of assets or other exchange of securities or any dividends or other distributions of any kind upon or with respect to the Pledged Collateral.

                        (c) The certificate or certificates for the securities included in the Pledged Collateral, accompanied by an instrument of assignment duly executed in blank by ISE, have been delivered by ISE to Bank. DTS shall cause its books to reflect the pledge of the Shares. During the continuance of an Event of Default hereunder, Bank may effect the transfer of any securities included in the Pledged Collateral into the name of Bank and cause new certificates representing such securities to be issued in the name of Bank. ISE will execute and deliver such documents, and take or cause to be taken such actions, as Bank may reasonably request to perfect or continue the perfection of Bank's security interest in the Pledged Collateral.

                        (d) Unless an Event of Default (as defined below) shall have occurred and be continuing, ISE shall be entitled to exercise any voting rights with respect to the Pledged Collateral and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or
                                  --------
consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights of ISE to vote and give consents, waiver and ratifications shall cease in case such an Event of Default hereunder shall occur and be continuing.

                        (e) ISE recognizes that, after the occurrence and continuance of an Event of Default, Bank, in connection with the exercise of its remedies hereunder, may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended ("Act"), so that Bank may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and without a view to the distribution or resale thereof. ISE understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Pledged Collateral were sold at public sales, and agrees that Bank has no obligation to delay the sale of any of the Pledged Collateral for the period of time necessary (even if Bank would agree), to register such securities for sale under the Act. ISE agrees that private sales made under the foregoing circumstances and otherwise permitted hereunder shall be deemed to have been made in a commercially reasonable manner.

          4.5  Pledge of Purchased Loans.
               -------------------------

                        (a) ISE Tech hereby pledges, assigns and delivers to Bank and grants to Bank a security interest in the Purchased Loans, together with all other cash and noncash proceeds of the foregoing including, but not limited to, interest or other distributions of any kind upon or with respect thereto and all collateral therefor.

                        (b) ISE Tech shall deliver to Bank on the Closing Date the following original documents (except where copies are otherwise expressly permitted):

                        (i) The original of each promissory note executed in connection with the Purchased Loans, endorsed in blank;

                        (ii) The originals or copies of all security agreements, together with copies of all related financing statements executed in connection with the Purchased Loans;

                        (iii) Assignments of Financing Statements on Form UCC-2 evidencing the pledge to Bank of all of ISE Tech's right, title and interest in and to any security interests in personal property created in connection with the Purchased Loans;

                        (iv) The original executed guaranty signed in connection with the Purchased Loans;

                        (v) An estoppel certificate in substantially the form attached hereto; and

                        (vi) Such other documents and instruments as Bank may reasonably request to effect the pledge provided for in this Section 4.5.

                        (c) ISE Tech is the owner of all of the Purchased Loans. ISE Tech has not assigned, transferred or hypothecated to any third party (nor released) any portion of its interest in any of the Purchased Loans or the security therefor. To the best of ISE Tech's knowledge, there are no agreements or arrangements by Alphatec or DTS with one or more of their respective creditors that would reasonably be expected to have a material adverse effect on the value of the Purchased Loans or any security thereto. Upon Bank's reasonable request, ISE Tech shall cause all payments received on account of the Purchased Loans to be paid directly to Bank. No interest shall accrue on the Purchased Loans and Borrower will not make payments to the Lender with respect thereto. Upon Bank's reasonable request, ISE Tech shall cause the borrowers obligated under the Purchased Loans to comply with all obligations under the Purchased Loans. ISE Tech irrevocably appoints Bank its attorney-in-fact to enforce any remedies available with respect to the Purchased Loans and to settle all claims and disputes arising in connection therewith for amounts and upon terms that Bank, in its sole discretion, deems appropriate. ISE Tech shall not amend any of the documents evidencing or entered into in connection with the Purchased Loans, or waive, compromise or settle any claim or right in connection therewith, without Bank's prior written consent, which will not be unreasonably withheld. As long as an event of default has not occurred and is continuing, Bank will take commercially reasonable steps to cooperate with Borrowers with respect to any claims by third parties with respect to the Purchased Loans.
    5.    REPRESENTATIONS AND WARRANTIES
          ------------------------------

          Except as set forth in the Schedule, Borrowers represent and warrant as follows:

          5.1  Due Organization and Qualification.  Each Borrower and each
               ----------------------------------
Subsidiary is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where any such failure would not reasonably be expected to have a Material Adverse Effect.

          5.2  Due Authorization; No Conflict.  The execution, delivery, and
               ------------------------------
performance of the Loan Documents are within each Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in such Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which such Borrower is a party or by which such Borrower is bound. Such Borrower is not in default under any material agreement to which it is a party or by which it is bound, which default could reasonably expected to have a Material Adverse Effect.

          5.3  No Prior Encumbrances.  Each Borrower has good and indefeasible
               ---------------------
title to the Collateral, free and clear of Liens, except for Permitted Liens.

          5.4  Bona Fide Eligible Accounts.  To Borrowers' knowledge, the
               ---------------------------
Eligible Accounts arising before the Closing Date are bona fide existing obligations and the property giving rise to such Eligible Accounts has been delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. The Eligible Accounts arising after the Closing Date are bona fide existing obligations and the property giving rise to such Eligible Accounts has been delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. No Borrower has received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Eligible Account.

          5.5  Merchantable Inventory.  To Borrower's knowledge, all Inventory
               ----------------------
acquired before the Closing Date is in all material respects of good and marketable quality, free from all material defects. All Inventory acquired after the Closing Date is in all material respects of good and marketable quality, free from all material defects.

          5.6  Shares.  There are no subscriptions, warrants or other options
               ------
exercisable with respect to the Shares. The Shares represent one hundred percent (100%) of the issued and outstanding stock of DTS and ISE Tech, respectively, there are no agreements that require DTS or ISE Tech to issue any additional shares, and there are no outstanding options to purchase such additional shares. The Shares have been duly authorized and validly issued, and are fully paid and non-assessable.

          5.7  Name; Location of Chief Executive Office.  Except as disclosed in
               ----------------------------------------
the Schedule, no Borrower has done business under any name other than that specified on the signature page hereof. The chief executive office of each Borrower is located at the address indicated in Section 10 hereof.

          5.8  Litigation.  Except as set forth in the Schedule, there are no
               ----------
actions or proceedings pending by or against any Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could reasonably be expected to have a Material Adverse Effect or a material adverse effect on such Borrower's interest or Bank's security interest in the Collateral. No Borrower has knowledge of any such pending or threatened actions or proceedings.

          5.9  No Material Adverse Change in Financial Statements.  All
               --------------------------------------------------
consolidated financial statements related to Borrowers that have been delivered by a Borrower to Bank fairly present in all material respects Borrowers' consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrowers since the date of the most recent of such financial statements submitted to Bank.

          5.10 Solvency.  Each Borrower is solvent and able to pay its debts
               --------
(including trade debts) as they mature.

          5.11 Regulatory Compliance.  Each Borrower and each Subsidiary has met
               ---------------------
the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from a Borrower's failure to comply with ERISA that is reasonably likely to result in such Borrower's incurring any liability that could reasonably be expected to have a Material Adverse Effect. No Borrower is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. No Borrower is engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Each Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Neither Borrower has violated any statutes, laws, ordinances or rules applicable to it, violation of which could reasonably be expected to have a Material Adverse Effect.

          5.12 Environmental Condition.  None of any Borrower's or any
               -----------------------
Subsidiary's properties or assets has ever been used by such Borrower or any Subsidiary or, to the best of any Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of such Borrower's knowledge, none of such Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by such Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by such Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

          5.13 Taxes.  Each Borrower and each Subsidiary has filed or caused to
               -----
be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

          5.14 Subsidiaries.  No Borrower owns any stock, partnership interest
               ------------
or other equity securities of any Person, except for Permitted Investments.

          5.15 Government Consents.  Each Borrower and each Subsidiary has
               -------------------
obtained all material consents, approvals and authorizations of, made all material declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of such Borrower's business as currently conducted, except that where the failure to obtain is not reasonably likely to cause a Material Adverse Effect.

          5.16 Sanwa Loans.  Attached hereto are copies of the agreements
               -----------
evidencing the Sanwa Equipment Loans and the Sanwa Line of Credit. Such agreements are in full force and effect. The principal amount outstanding under each such agreement is specified in the Schedule.

          5.17 Business Sales Agreement.  Attached hereto is a true and correct
               ------------------------
copy of the Business Sales Agreement. The transactions contemplated by the Business Sales Agreement have been completed or will be completed shortly thereafter, ISE has marketable title to the Purchased Assets as therein defined (except for Permitted Liens), no material consents or authorizations are necessary to complete such transactions, and any waiting period under any applicable law as a condition to such completion has expired.

          5.18 Full Disclosure.  No material representation or warranty made by
               ---------------
a Borrower in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such representation or warranty not misleading as of the date of this Agreement.

     6.   AFFIRMATIVE COVENANTS
          ---------------------

          Borrowers covenant and agree that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make an Advance hereunder, each Borrower shall do all of the following:

          6.1  Good Standing.  Such Borrower shall maintain its and each of its
               -------------
Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Such Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect.

          6.2  Government Compliance.  Such Borrower shall meet, and shall cause
               ---------------------
each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Such Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

          6.3  Financial Statements, Reports, Certificates.  Borrowers shall
               -------------------------------------------
deliver to Bank: (a) as soon as available, but in any event within thirty (30) days after the end of each month and each fiscal quarter, a company prepared consolidated and consolidating balance sheet and income statement covering Borrowers' consolidated operations during each such period, certified by a Responsible Officer; (b) as soon as available, but in any event within one hundred twenty (120) days after the end of Borrowers' fiscal year, audited consolidated and consolidating financial statements of Borrowers prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) within five (5) days upon becoming available, copies of all statements, reports and notices sent or made available generally by a Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against a Borrower or any Subsidiary that could individually result in damages or costs to a Borrower or any Subsidiary of Seven Hundred Fifty Thousand Dollars ($750,000) or more; and (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

     Within fifteen (15) days after the last day of each month, Borrowers shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto, together with aged listings of
                          ---------
accounts receivable and accounts payable.

     Borrowers shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit E hereto.
   ---------

     Bank shall have a right from time to time hereafter to audit each Borrower's Accounts at such Borrower's expense, provided that such audits will be conducted upon prior written notice to such Borrower and during such Borrower's usual business hours and no more often than every three (3) months unless an Event of Default has occurred and is continuing.

     If the Manteca Facility is not the subject of an agreement to sell on terms reasonably acceptable to Bank by February 15, 1998, Bank shall have a right, on or after such date, to obtain an appraisal and environmental report on the Manteca Facility at Borrower's expense.

          6.4  Inventory; Returns.  Such Borrower shall keep all Inventory in
               ------------------
good and marketable condition, free from all material defects, except to the extent such Inventory was acquired in a condition not good and marketable or not free from material defects. Returns and allowances, if any, as between such Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of such Borrower or predecessor, as they exist at the time of the execution and delivery of this Agreement, or as otherwise approved by Bank. Each Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Two Hundred Thousand Dollars ($200,000).

          6.5  Taxes.  Each Borrower shall make, and shall cause each Subsidiary
               -----
to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and each Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that such Borrower or a Subsidiary has made such payments or deposits; provided that such Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower or such Subsidiary.

          6.6  Insurance.
               ---------

                        (a) Each Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Each Borrower shall also maintain insurance relating to such Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to such Borrower's.

                        (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason. Upon Bank's request, each Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

          6.7  Principal Depository.  Each Borrower shall maintain its principal
               --------------------
depository and operating accounts with Bank.

          6.8  Quick Ratio.  Borrowers on a consolidated basis shall maintain,
               -----------
as of the last day of each calendar month, a ratio of Quick Assets to Current Liabilities of at least 0.55 to 1.00. After the earlier of the date that clause
(iv) of Section 2.1(a) is removed from the Borrowing Base or (ii) December 31, 1997, Borrowers on a consolidated basis shall maintain as of the last day of each calendar month, a ratio of Quick Assets to Current Liabilities of at least
0.70 to 1.00. For the purpose of this Section 6.8, twenty percent (20%) of the outstanding principal amount of the Manteca Term Advance shall be deemed to be a Current Liability.

          6.9  Debt Service Coverage.  Beginning with the fiscal quarter ending
               ---------------------
December 31, 1997, Borrowers on a consolidated basis shall maintain, as of the last day of each fiscal quarter on an annualized basis, Debt Service Coverage of not less than 2.00 to 1.00. "Debt Service Coverage" shall mean the sum of Borrowers' net profits, depreciation, amortization and interest for the preceding fiscal quarter, divided by the current portion of long term debt plus capital expenditures for such fiscal quarter. For the purpose of this Section 6.9, twenty percent (20%) of the outstanding principal amount of the Manteca Term Advance shall be included in the current portion of long term debt. For the fiscal quarter ending on December 31, 1997, or the fiscal quarter in which the $1,600,000 payment is made to Sassan Raissi, the writeoffs associated with this amount shall not be included in the calculation of Debt Service Coverage.

          6.10 Debt-Tangible Net Worth Ratio.  Borrowers on a consolidated basis
               -----------------------------
shall maintain, as of the last day of each calendar month, a ratio of Total Liabilities to Tangible Net Worth of not more than: 4.25 to 1.00 from the date hereof through May 31, 1998; a ratio of not more than 2.50 to 1.00 as of June 30, 1998 through September 30, 1999; and a ratio of not more than 2.00 to 1.00 as of October 31, 1999 and thereafter.

          6.11 Tangible Net Worth.  Borrowers on a consolidated basis shall
               ------------------
maintain, as of the last day of each calendar month, a Tangible Net Worth of not less than Ten Million Dollars ($10,000,000) plus fifty percent (50%) of Borrowers' quarterly net profits after tax plus eighty percent (80%) of the proceeds received by Borrowers from the sale or issuance after the Closing Date of the equity securities of ISE; provided that the Tangible Net Worth may be
                                 --------
reduced one time upon the completion of the sale of the Manteca Facility to reflect a reduction of not more than Nine Million Dollars ($9,000,000) in ISE's fixed assets and a reduction of Five Million Four Hundred Thousand Dollars ($5,400,000) of amounts that Borrowers owe to Bank, provided that notwithstanding such sale and reduction, Borrowers shall in all cases maintain a Tangible Net Worth of not less than Eight Million Dollars ($8,000,000).

          6.12 Unrestricted Cash.  Upon the Closing Date, Borrowers on a
               -----------------
consolidated basis shall maintain a balance of unrestricted cash and cash equivalents of Two Million Dollars ($2,000,000).

          6.13 Domestic Assets.  Borrowers shall maintain not less than seventy
               ---------------
percent (70%) of their consolidated assets (i) in corporations incorporated under the laws of a state of the United States and (ii) in the United States.

          6.14 Registration of Intellectual Property Rights.  Each Borrower
               --------------------------------------------
shall register or apply to register (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those intellectual property rights listed on Exhibits A, B and C to the Collateral Assignment, Patent Mortgage and Security Agreement delivered to Bank by such Borrower in connection with this Agreement within thirty (30) days of the date of this Agreement. Such Borrower shall register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those additional intellectual property rights developed or acquired by Borrower from time to time in connection with any product prior to the sale or licensing of such product to any third party, including without limitation revisions or additions to the intellectual property rights listed on such Exhibits A, B and C. Such Borrower shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect Bank's security interest in such additional intellectual property rights. This section shall not require registration of any intellectual property prior to the occurrence of an uncured Event of Default that such Borrower reasonably determines is not necessary or appropriate in the management of its business.

          6.15 San Jose Refinance.  Upon the refinancing of ISE's real estate
               ------------------
located in San Jose, California, (to which Bank hereby consents) Borrower shall repay that portion of the outstanding Revolving Advances necessary to eliminate clause (iv) of the Borrowing Base. Upon such repayment, clause (iv) thereafter will not be a component of the Borrowing Base or any financial or other covenant.

          6.16 Further Assurances.  At any time and from time to time each
               ------------------
Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

     7.   NEGATIVE COVENANTS
          ------------------

          Borrowers covenant and agree that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, a Borrower will not do any of the following:

          7.1  Dispositions.  Convey, sell, lease, transfer or otherwise dispose
               ------------
of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of such Borrower or its Subsidiaries; (iii) Transfers of idle, worn-out or obsolete Equipment;
(iv) transfers of Equipment among Borrowers or to Subsidiaries, provided Bank retains in all cases a first priority security interest in such Equipment, or
(v) disposition of the Manteca Facility for a purchase price that does not result in paying off the Manteca Term Advance.

          7.2  Change in Business.  Engage in any business, or permit any of its
               ------------------
Subsidiaries to engage in any business, other than the businesses currently engaged in by such Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a material change in such Borrower's ownership (other than as a result of the exercise of employee stock options). Such Borrower will not, without thirty (30) days prior written notification to Bank, relocate its chief executive office.

          7.3  Mergers or Acquisitions.  Merge or consolidate, or permit any of
               -----------------------
its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (not an Affiliate).

          7.4  Indebtedness.  Create, incur, assume or be or remain liable with
               ------------
respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

          7.5  Encumbrances.  Create, incur, assume or suffer to exist any Lien
               ------------
with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

          7.6  Distributions.  Pay any dividends or make any other distribution
               -------------
or payment on account of or in redemption, retirement or purchase of any capital stock, provided that Borrower may repurchase its shares from former employees, directors and agents in accordance with any repurchase agreements so long as an Event of Default has not occurred or would exist after giving effect of such repurchase.

          7.7  Investments.  Directly or indirectly acquire or own, or make any
               -----------
Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

          7.8  Transactions with Affiliates.  Except as set forth in the
               ----------------------------
Schedule, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of such Borrower except for transactions that are in the ordinary course of such Borrower's business, upon fair and reasonable terms that are no less favorable to such Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

          7.9  Subordinated Debt.  Make any payment in respect of any
               -----------------
Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

          7.10 Inventory.  Store the Inventory with a bailee, warehouseman, or
               ---------
similar party unless Bank has received a pledge of the warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as may be necessary in the ordinary course of a Borrower's business, such Borrower shall keep the Inventory only at the location set forth in Section 10 hereof and such other locations of which such Borrower gives Bank prior written notice and as to which such Borrower signs and files a financing statement where needed to perfect Bank's security interest.

          7.11 Compliance.  Become an "investment company" controlled by an
               ----------
"investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose; or fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act; or violate any law or regulation, which violation could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

          7.12  Capital Expenditures.   Pay or become committed to pay more than
                --------------------
Five Million Dollars ($5,000,000) in any fiscal year prior to the sale of the Manteca Facility, and Ten Million Dollars ($10,000,000) in any fiscal year after the sale of the Manteca Facility, for any capitalized Equipment.

     8.   EVENTS OF DEFAULT
          -----------------

          Any one or more of the following events shall constitute an Event of Default by Borrowers under this Agreement:

          8.1  Payment Default.  If a Borrower fails to pay the principal of, or
               ---------------
any interest on, any Advances when due and payable; or fails to pay any portion of any other Obligations not constituting such principal or interest, including without limitation Bank Expenses, within thirty (30) days of receipt by a Borrower of an invoice for such other Obligations;

          8.2  Covenant Default.  If a Borrower fails to perform any material
               ----------------
obligation under Article 6 or violates any of the covenants contained in Article 7 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between a Borrower or the Borrowers and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within twenty (20) days after a Borrower receives written notice thereof or any officer of such Borrower actually becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the twenty (20) day period or cannot after diligent attempts by a Borrower be cured within such twenty (20) day period, and such default is likely to be cured within a reasonable time, then such Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period);

          8.3  Material Adverse Change.  If there occurs a material adverse
               -----------------------
change in a Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value or priority of Bank's security interests in the Collateral from the condition that existed on the Closing Date;

          8.4  Attachment.  If any material portion of a Borrower's assets is
               ----------
attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if a Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of a Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of a Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within thirty (30) days after a Borrower receives written notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by a Borrower (provided that no Advances will be required to be made during such cure period);

          8.5  Insolvency.  If a Borrower becomes insolvent, or if an Insolvency
               ----------
Proceeding is commenced by a Borrower, or if an Insolvency Proceeding is commenced against a Borrower and is not dismissed or stayed within thirty (30) days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);

          8.6  Other Agreements.  If there is an uncured default in any
               ----------------
agreement to which a Borrower is a party with a third party or parties resulting in a right by such third party or parties, (unless waived), to accelerate the maturity of any Indebtedness in an amount in excess of Three Hundred Thousand Dollars ($300,000) or that could reasonably be expected to have a Material Adverse Effect;

          8.7  Subordinated Debt.  If a Borrower makes any payment on account of
               -----------------
Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

          8.8  Judgments.  If a judgment or judgments for the payment of money
               ---------
in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000) shall be rendered against a Borrower, and shall remain unsatisfied and unstayed for a period of thirty (30) days (provided that no Advances will be made prior to the satisfaction or stay of such judgment); or

          8.9  Misrepresentations.  If any material misrepresentation or
               ------------------
material misstatement exists now or hereafter in any material warranty or material representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document, as of the date of such warranty or representation.

     9.   BANK'S RIGHTS AND REMEDIES
          --------------------------

          9.1  Rights and Remedies.  If any Event of Default occurs and is
               -------------------
continuing, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrowers:

                        (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section
8.5 all Obligations shall become immediately due and payable without any action by Bank);

                        (b) Cease advancing money or extending credit to or for the benefit of a Borrower under this Agreement or under any other agreement between any Borrower or the Borrowers and Bank;

                        (c) Cause all Obligations to bear interest, during the continuance of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

                        (d) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                        (e) Without notice to or demand upon a Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Each Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Each Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of a Borrower's owned premises, such Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

                        (f) Without notice to a Borrower set off and apply to the Obligations any and all (i) balances and deposits of such Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of such Borrower held by Bank;

                        (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, a Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

                        (h) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including a Borrower's premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

                        (i) Exercise all the powers of a Bank under the Purchased Loans as though Bank were the absolute owner of such Purchased Loans, including without limitation the right to file any claims in respect of the Purchased Loans in any Insolvency Proceeding in which Alphatec or DTS is the debtor, and to accept or reject any plan of reorganization and to otherwise note Borrower's claims in respect of the Purchased Loans in any manner that Bank deems appropriate;

                        (j) Bank may credit bid and purchase at any public sale; and

                        (k) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrowers.

          9.2  Power of Attorney.  Effective only upon the occurrence and
               -----------------
continuance of an Event of Default, each Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as such Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse a Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign a Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance and Accounts for amounts and upon terms which Bank determines to be reasonable; and (e) dispose of the Collateral in accordance with the Code; provided Bank may exercise such power of attorney to sign the name of a Borrower on any of the documents described in Section 4.2 relating to the perfection of Bank's security interest in the Collateral, regardless of whether an Event of Default has occurred. The appointment of Bank as a Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide Advances hereunder is terminated.

          9.3  Accounts Collection.  At any time from the date of this
               -------------------
Agreement, Bank may notify any Person owing funds to a Borrower of Bank's security interest in such funds and verify the amount of such Account. Each Borrower shall collect all amounts owing to such Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

          9.4  Bank Expenses.  If a Borrower fails to pay any amounts or furnish
               -------------
any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following:
(a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Bank reasonably deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank reasonably deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

          9.5  Remedies Cumulative.  Bank's rights and remedies under this
               -------------------
Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

     10.  WAIVERS; INDEMNIFICATION
          ------------------------

          10.1 Demand; Protest.  Each Borrower waives demand, protest, notice of
               ---------------
protest, notice of dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which such Borrower may in any way be liable.

          10.2 Bank's Liability for Collateral.  So long as Bank complies with
               -------------------------------
reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrowers.

          10.3 Indemnification.  Each Borrower shall defend, indemnify and hold
               ---------------
harmless until all Obligations have been paid in full, Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or reasonable Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and either Borrower under this Agreement; including without limitation in each case with respect to (a) and (b) reasonable attorneys fees and expenses, but excluding in the case of (a) and (b) all obligations, demands, claims, liabilities, Bank Expenses and losses caused by Bank's gross negligence or willful misconduct.

          10.4 Subrogation and Similar Rights.  Notwithstanding any other
               ------------------------------
provision of this Agreement or any other Loan Document, until all Obligations have been paid in full, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating the Borrower to the rights of Bank under the Loan Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by such Borrower with respect to the Obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by such Borrower with respect to the Obligations in connection with the Loan Documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 10.4 shall be null and void. If any payment is made to a Borrower in contravention of this Section 10.4, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

          10.5 Waivers of Notice.  Except as otherwise expressly provided
               -----------------
herein, each Borrower waives notice of acceptance hereof; notice of the existence, creation or acquisition of any of the Obligations; notice of an Event of Default; notice of the amount of the Obligations outstanding at any time; notice of intent to accelerate; notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase the Borrower's risk; presentment for payment; demand; protest and notice thereof as to any instrument; default; and all other notices and demands to which the Borrower would otherwise be entitled. Each Borrower waives any defense arising from any defense of any other Borrower, or by reason of the cessation from any cause whatsoever of the liability of any other Borrower. Bank's failure at any time to require strict performance by any Borrower of any provision of the Loan Documents shall not waive, alter or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Nothing contained herein shall prevent Bank from foreclosing on the Lien of any deed of trust, mortgage or other security instrument, or exercising any rights available thereunder, and the exercise of any such rights shall not constitute a legal or equitable discharge of any Borrower. Each Borrower also waives any defense arising from any act or omission of Bank that changes the scope of the Borrower's risks hereunder, other than any act or omission resulting from Bank's gross negligence or willful misconduct. Each Borrower hereby waives any right to assert against Bank any defense (legal or equitable), setoff, counterclaim, or claims that such Borrower individually may now or hereafter have against another Borrower or any other Person liable to Bank with respect to the Obligations in any manner or whatsoever.

          10.6 Subrogation Defenses.  Each Borrower hereby waives any defense
               --------------------
based on impairment or destruction of its subrogation or other rights against any other Borrower and waives all benefits which might otherwise be available to it under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899, and 3433 and California Code of Civil Procedure Sections 580a, 580b, 580d and 726, as
those statutory provisions are now in effect and hereafter amended, and under any other similar statutes now and hereafter in effect.

          10.7 Right to Settle, Release.
               ------------------------

                        (a) The liability of Borrowers hereunder shall not be diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or (ii) any release or unenforceability, whether partial or total, of rights, if any, that Bank may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations.

                        (b) Without notice to any Borrower and without affecting the liability of any Borrower hereunder, Bank may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to a Borrower, (ii) grant other indulgences to a Borrower in respect of the Obligations, (iii) modify in any manner any documents relating to the Obligations with respect to a Borrower, (iv) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or (v) compromise, settle, renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.

          10.8  Primary Obligation.  This Agreement is a primary and original
                ------------------
obligation of each Borrower and shall remain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Obligations or in the execution or delivery of any agreement between Bank and any Borrower. Each Borrower shall be liable for existing and future Obligations as fully as if all of the Loan were advanced to the Borrower. Bank may rely on any certificate or representation made by any Borrower as made on behalf of, and binding on, all Borrowers, including without limitation Borrowing Certificates, Borrowing Base Certificates and Compliance Certificates.

          10.9 Subordination.  All indebtedness of a Borrower now or hereafter
               -------------
arising held by another Borrower is subordinated to the Obligations and the Borrower holding the indebtedness shall take all actions reasonably requested by Bank to effect, to enforce and to give notice of such subordination.

          10.10  Enforcement of Rights.  Borrowers are jointly and severally
                 ---------------------
liable for the Obligations and Bank may proceed against one or more of the Borrowers to enforce the Obligations without waiving its right to proceed against any of the other Borrowers.

     11.  NOTICES
          -------

          Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to a Borrower or to Bank, as the case may be, at its addresses set forth below:

     If to ISE:     ISE Labs, Inc.
                    2095 Ringwood Avenue
                    San Jose, CA 95131
                    Attn:  President, Saeed Malik
                    FAX:  (408) 954-1676

   If to ISE TECH:  ISE Technology, Inc.
                    2095 Ringwood Avenue

                    San Jose, CA 95131
                    Attn:  Saeed Malik
                    FAX:  (408) 954-1676

     If to DTS:     Digital Testing Service, Inc.
                    3600 Peterson Way
                    Santa Clara, CA 95054
                    Attn:  Sassan Raissi
                    FAX:  (408) 954-1676

 with a copy to:    Brobeck, Phleger & Harrison LLP
                    2200 Geng Road
                    Two Embarcadero Place
                    Palo Alto, CA 94303
                    Attn:   Warren T. Lazarow, Esq.
                    FAX:  (650) 496-2885

     If to Bank:    Comerica Bank-California
                    55 Almaden Boulevard, Second Floor
                    San Jose, CA  95113
                    Attn:  Mary Beth Suhr
                    FAX:  (408) 271-4021

     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

     12.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER
          ------------------------------------------

          This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. EACH BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     13.  GENERAL PROVISIONS
          ------------------

          13.1 Successors and Assigns.  This Agreement shall bind and inure to
               ----------------------
the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder
         --------  -------
may be assigned by a Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to a Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

          13.2 Time of Essence.  Time is of the essence for the performance of
               ---------------
all obligations set forth in this Agreement.

          13.3 Severability of Provisions.  Each provision of this Agreement
               --------------------------
shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          13.4 Amendments in Writing, Integration.  This Agreement cannot be
               ----------------------------------
amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are superseded by this Agreement and the Loan Documents.

          13.5 Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

          13.6 Survival.  All covenants, representations and warranties made in
               --------
this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrowers to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 10.3 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

          13.7 Confidentiality.  In handling any confidential information Bank
               ---------------
shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrowers, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrowers and have delivered a copy to Borrowers, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                    ISE LABS, INC.


                                    By: /s/ Saeed Malik
                                        -----------------------------------
                                    Title:  President
                                          ---------------------------------

                                    DIGITAL TESTING SERVICES, INC.


                                    By: /s/ Sassan Raissi
                                        -----------------------------------
                                    Title:  President
                                          ---------------------------------

                                    ISE TECHNOLOGY, INC.


                                    By: /s/ Saeed Malik
                                        -----------------------------------
                                    Title:  President
                                          ---------------------------------

                                    COMERICA BANK-CALIFORNIA


                                    By: /s/ Mary Beth Suhr
                                        -----------------------------------
                                    Title:  Vice President
                                          ---------------------------------

                                   EXHIBIT A
                                   ---------


     The Collateral shall consist of all right, title and interest of a Borrower in and to the following:

     (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles, and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

     (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of a Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

     (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

     (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to a Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by a Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by a Borrower and Borrower's Books relating to any of the foregoing;

     (e) All documents, cash, deposit accounts, securities, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

     (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

     (g) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                   EXHIBIT C
                                   ---------

                  LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

             DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.

TO:  CENTRAL CLIENT SERVICE DIVISION            DATE:_______________________

FAX#:  (408) 271-4021                           TIME:_______________________


FROM:_______________________________________________________________________
                         CLIENT NAME (BORROWER)

REQUESTED BY:_______________________________________________________________
                         AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:_______________________________________________________

PHONE NUMBER:_______________________________________________________________

FROM ACCOUNT # ____________________     TO ACCOUNT # _______________________

REQUESTED TRANSACTION TYPE          REQUEST DOLLAR AMOUNT
--------------------------          ---------------------

PRINCIPAL INCREASE (ADVANCE)      $_________________________________________
PRINCIPAL PAYMENT (ONLY)          $_________________________________________
INTEREST PAYMENT (ONLY)           $_________________________________________
PRINCIPAL AND INTEREST (PAYMENT)  $_________________________________________

OTHER INSTRUCTIONS:_________________________________________________________

____________________________________________________________________________

     All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.



                                 BANK USE ONLY

TELEPHONE REQUEST:
-----------------

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

____________________________________________    _____________________________
          Authorized Requester                          Phone #

____________________________________________    _____________________________
          Received By (Bank)                            Phone #


                _______________________________________________
                          Authorized Signature (Bank)

                                   EXHIBIT D
                           BORROWING BASE CERTIFICATE


________________________________________________________________________________
Borrowers:  ISE Labs, Inc.
            ISE Technology, Inc.
            Digital Testing Services, Inc.

Commitment Amount:  $8,000,000
________________________________________________________________________________

ACCOUNTS RECEIVABLE
         1.  Accounts Receivable Book Value as of_______                                                        $_______________
         2.  Additions (please explain on reverse)                                                              $_______________
         3.  TOTAL ACCOUNTS RECEIVABLE                                                                          $_______________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
         4.  Amounts over 90 days due (120 days for DTS through 12-31-97)        $______________
         5.  Balance of 50% over 90 day accounts                                 $______________
         6.  Concentration Limits                                                $______________
         7.  Governmental Accounts                 $______________
         8.  Contra Accounts                       $______________
         9.  Promotion or Demo Accounts                                          $______________
        10.  Intercompany/Employee Accounts        $______________
        11.  Other (please explain on reverse)     $______________
        12.  TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                                                               $_______________
        13.  Eligible Accounts (#3 minus #12)                                     $_____________
        14.  LOAN VALUE OF ACCOUNTS (75% of #13)                                                                $_______________

ALPHATEC ACCOUNTS
        15.  Eligible Accounts Book Value as of                                                                 $_______________
        16.  LOAN VALUE OF ALPHATEC ELIGIBLE ACCOUNTS (75% of #16)                                              $_______________

OVERADVANCE
        17.  Until December 17, 1997, $2,500,000                                                                $_______________

BALANCES
        18.  Maximum Loan Amount                                                $_______________
        19.  Total Funds Available [Lesser of #18 or (#14 plus #16 plus #17)]   $_______________
        20.  Present balance owing on Line of Credit                                                            $_______________
        21.  Outstanding under Sublimits ( )                                    $_______________
        22.  RESERVE POSITION (#19 minus #20 and #21)

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Comerica Bank-California.

COMMENTS:

ISE, for itself and as
Agent for ISE Technology, Inc. and Digital Testing Services, Inc.


________________________________________________________

By:_____________________________________________________
     Authorized Signer



BANK USE ONLY

Rec'd By: ___________________
     Auth. Signer

Date: ________________________

Verified: ____________________
     Auth. Signer
Date: ________________________

                                   EXHIBIT E
                             COMPLIANCE CERTIFICATE


TO:       COMERICA BANK-CALIFORNIA

FROM:     ISE LABS, INC.
          ISE TECHNOLOGY, INC.
          DIGITAL TESTING SERVICES, INC.

     The undersigned authorized officer of ISE Labs, Inc. on behalf of itself, ISE Technology, Inc. and Digital Testing Services, Inc. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the "Agreement"), (i) Borrowers are in compliance in all material respects for the period ending ______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrowers stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

 PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT                                            REQUIRED                        COMPLIES
----------------------------------------------------  ------------------------                --------
          Monthly financial statements                Monthly within 30 days    Yes           No
          Quarterly financial statements              Quarterly within 30 days  Yes           No
          Annual (CPA Audited)                        FYE within 120 days                     Yes   No
          A/R & A/P Agings                            Monthly within 15 days    Yes           No
          A/R Audit                                   Initial and Semi-Annual   Yes           No
          Form 10K                                    Annually within 5 days    Yes           No
          Form 10Q                                    Quarterly within 5 days   Yes           No

FINANCIAL COVENANT                                         REQUIRED                ACTUAL     COMPLIES
----------------------------------------------------  ------------------------  ------------  --------
          Maintain on a Monthly Basis:
            Minimum Quick Ratio                                 0.55:1.00/1/      _____:1.0   Yes   No

            Minimum Tangible Net Worth                        $10,000,000/2/      $________   Yes   No
            Maximum Debt/Tangible Net Worth                     4.25:1.00/3/      _____:1.0   Yes   No

            Minimum Debt Service Ratio (Quarterly)                2.0:1.0         _____:1.0   Yes   No

/1/     0.7:1.0 after repayment of over-formula or December 31, 1997.
/2/ Plus 50% of quarterly NPAT plus 80% of new equity. May be reduced upon sale of Manteca Facility--see Agreement.
/3/     Reduces to 2.50:1.00 by June 30, 1998 and 2.0:1.0 by October 31, 1999
        and thereafter.

COMMENTS REGARDING EXCEPTIONS:  See Attached.

Sincerely,


_____________________________________
Signature(s)

_____________________________________
Title(s)

_____________________________________
Date


BANK USE ONLY

Received by:__________________________
              authorized signer

Date:_________________________________

Verified:_____________________________
          authorized signer

Date:_________________________________

Compliance Status:  Yes     No

                                 ATTACHMENT 1
                                 ------------

                                 PRICING GRID



 INDEBTEDNESS/EBITDA    PRICING PERIOD LEVEL  APPLICABLE MARGIN
      RATIO (1)
  (more than)1.75                     1                  0.75%
  (less than)1.75,                    2                  0.50%
  (more than)0.75
  (less than)0.75,                    3                  0.25%
  (more than)0.50
  (less than)0.50                     4                  0.00%


1. The Applicable Margin for each Advance (excluding the Revolving Advance) will be set for each pricing period and will vary depending upon whether such period is a Level 1 Period, Level 2 Period, Level 3 Period, or Level 4 Period.

2. The first Pricing Period, which commences on the date of the Loan Agreement and ends on the March 31, 1998, will be a Level 2 Period.

3. The second Pricing Period, which commences on April 1, 1998 and ends on May 15, 1998, will be a Level 1, 2, 3 or 4 Pricing Period depending upon Borrower's annualized Indebtedness/EBITDA ratio for the most recent quarter period ending prior to the first day of such Pricing Period.

4. Pricing Period shall mean (a) the Pricing Period commencing on the date of the Loan Agreement and ending on March 31, 1998, (b) the 45 day period commencing April 1, 1998 and ending May 15, 1998, (c) the three month period commencing June 1, 1998 and ending August 31, 1998 and (d) each consecutive three month period thereafter beginning on the day following the last day of the immediately preceding three month period and ending on the last day of that time period.

                            SCHEDULE OF EXCEPTIONS



Permitted Indebtedness
----------------------



Permitted Investments
---------------------



Permitted Liens
---------------



Prior Names (Section 5.7)
-----------



Litigation  (Section 5.8)
----------



Sanwa Equipment Loan Agreements
-------------------------------



Sanwa Line of Credit
--------------------

                    DISBURSEMENT REQUEST AND AUTHORIZATION


Borrowers:  ISE Labs, Inc.
            ISE Technology, Inc.
            Digital Testing Services, Inc.
================================================================================

LOAN TYPE. This is a Variable Rate, Revolving Line of Credit and a Variable Rate Term .

PRIMARY PURPOSE OF LOAN.  The primary purpose of this loan is for business.

SPECIFIC PURPOSE. The specific purpose of the revolving loan is Short Term Working Capital and of the term loans is the acquisition of property and the refinancing of debt.

DISBURSEMENT INSTRUCTIONS. Borrowers understand that no loan proceeds will be disbursed until all of Bank's conditions for making the loan have been satisfied. Please disburse the loan proceeds as follows:

                                      Revolving  Equipment   Manteca   Refinance
                                        Line     Facility   Facility   Facility
                                      ---------  ---------  ---------  ---------
Amount paid to Borrowers directly:    $______    $______    $______    $______
Undisbursed Funds                     $______    $______    $______    $______
Principal                             $______    $______    $______    $______

  CHARGES PAID IN CASH.  Borrowers have paid or will pay in cash as agreed the following charges:

    $106,500   Loan Fee
    $  2,250   Accounts Receivables Audit
    $  8,500   Collateral Appraisals ($10,000 already received on $18,500 bill)
    $    300   UCC Search Fees
    $    200   UCC Filing Fees
    $_______   Outside Counsel Fees and Expenses (Estimate)

    Total Charges Paid in Cash    $________

AUTOMATIC PAYMENTS. Cash Borrower hereby authorizes Bank automatically to deduct from such Borrower's account numbered 8501-092236 the amount of any loan payment. If the funds in the account are insufficient to cover any payment, Bank shall not be obligated to advance funds to cover the payment.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, EACH BORROWER REPRESENTS AND WARRANTS TO BANK THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT IN ALL MATERIAL RESPECTS AND THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN SUCH BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN SUCH BORROWER'S MOST RECENT FINANCIAL STATEMENT TO BANK. THIS AUTHORIZATION IS DATED AS OF ____________________, 19____.

BORROWER:

ISE Labs, Inc. for itself and as
Agent for ISE Technology, Inc. and Digital Testing Services, Inc.


____________________________________________________________
Authorized Officer
================================================================================

                        AGREEMENT TO PROVIDE INSURANCE

GRANTORS: ISE Labs, Inc.                         BANK:  Comerica Bank-California
          ISE Technology, Inc.
          Digital Testing Services, Inc.
================================================================================

     INSURANCE REQUIREMENTS. ISE Labs, Inc., ISE Technology, Inc. and Digital Testing Services, Inc. ("Grantors") understand that insurance coverage is required in connection with the extending of a loan or the providing of other financial accommodations to Grantors by Bank. These requirements are set forth in the Loan Documents. The following minimum insurance coverages must be provided on the following described collateral (the "Collateral"):

          Collateral:    All Inventory, Equipment and Fixtures.
          Type:          All risks, including fire, theft and liability.
          Amount:        Full insurable value.
          Basis:         Replacement value.
          Endorsements:  Loss payable clause to Bank with stipulation that coverage will not be canceled or diminished without a minimum of twenty (20) days prior written notice to Bank.

     INSURANCE COMPANY. Grantors may obtain insurance from any insurance company Grantors may choose that is reasonably acceptable to Bank. Grantors understand that credit may not be denied solely because insurance was not purchased through Bank.

     FAILURE TO PROVIDE INSURANCE. Grantors agree to deliver to Bank, on or before closing, evidence of the required insurance as provided above, with an effective date of September 30, 1997, or earlier. Grantors acknowledge and agree that if Grantors fail to provide any required insurance or fails to continue such insurance in force, Bank may do so at Grantors' expense as provided in the Loan and Security Agreement. The cost of such insurance, at the option of Bank, shall be payable on demand or shall be added to the indebtedness as provided in the security document. GRANTORS ACKNOWLEDGE THAT IF BANK SO PURCHASES ANY SUCH INSURANCE, THE INSURANCE WILL PROVIDE LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE COLLATERAL, UP TO THE BALANCE OF THE LOAN; HOWEVER, GRANTORS' EQUITY IN THE COLLATERAL MAY NOT BE INSURED. IN ADDITION, THE INSURANCE MAY NOT PROVIDE ANY PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND MAY NOT MEET THE REQUIREMENTS OF ANY FINANCIAL RESPONSIBILITY LAWS.

     AUTHORIZATION. Subject to the confidentiality provisions of the Loan and Security Agreement, for purposes of insurance coverage on the Collateral, Grantors authorize Bank to provide to any person (including any insurance agent or company) all information Bank deems appropriate, whether regarding the Collateral, the loan or other financial accommodations, or both.

     GRANTORS ACKNOWLEDGE HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT TO PROVIDE INSURANCE AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED ____________________________, 19___.

GRANTOR:

ISE Labs, Inc., for itself and as
Agent for ISE Technology, Inc. and Digital Testing Services, Inc.

x______________________________________________________
Authorized Officer

        FOR BANK USE ONLY
      INSURANCE VERIFICATION
DATE:___________________                PHONE:___________________
AGENT'S NAME:____________________________________________________
INSURANCE COMPANY:_______________________________________________
POLICY NUMBER:___________________________________________________
EFFECTIVE DATES:_________________________________________________
COMMENTS:________________________________________________________

                        CORPORATE RESOLUTIONS TO BORROW



________________________________________________________________________________

BORROWER:   ISE LABS, INC.
________________________________________________________________________________


     I, the undersigned officer of ISE Labs, Inc. (the "Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of California.

     I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Certificate of Incorporation and Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

     I FURTHER CERTIFY that at a meeting of the Directors of the Corporation (or by other duly authorized corporate action in lieu of a meeting), duly called and held, at which a quorum was present and voting, the following resolutions were adopted.

     BE IT RESOLVED, that ANY ONE (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

     NAMES                    POSITIONS                 ACTUAL SIGNATURES
     -----                    ---------                 -----------------

______________________     ______________________       ________________________

______________________     ______________________       ________________________

______________________     ______________________       ________________________

______________________     ______________________       ________________________

______________________     ______________________       ________________________

acting for an on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

     BORROW MONEY. To borrow from time to time from Comerica Bank-California ("Bank"), on such terms as may be agreed upon between the officers, employees, or agents and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in that certain Loan and Security Agreement dated as of October 2, 1997 (the "Loan Agreement").

     EXECUTE NOTES. To execute and deliver to Bank the Loan Agreement and one or more promissory note or notes of the Corporation, on Bank's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of the Corporation to Bank, and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, or any portion of the notes.

     GRANT SECURITY. To grant a security interest to Bank in the Collateral described in the Loan Agreement, which security interest shall secure all of the Corporation's Obligations, as described in the Loan Agreement.

     NEGOTIATE ITEMS. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

     FURTHER ACTS. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

     BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

     I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

     IN WITNESS WHEREOF, I have hereunto set my hand on ______________________, 19____ and attest that the signatures set opposite the names listed above are their genuine signatures.


                                         CERTIFIED TO AND ATTESTED BY:


                                         X______________________________________


________________________________________________________________________________

                        CORPORATE RESOLUTIONS TO BORROW


________________________________________________________________________________

BORROWER:   ISE TECHNOLOGY, INC.
________________________________________________________________________________


     I, the undersigned officer of ISE Technology, Inc.. (the "Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of California.

     I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Certificate of Incorporation and Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

     I FURTHER CERTIFY that at a meeting of the Directors of the Corporation (or by other duly authorized corporate action in lieu of a meeting), duly called and held, at which a quorum was present and voting, the following resolutions were adopted.

     BE IT RESOLVED, that ANY ONE (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

     NAMES                    POSITIONS                 ACTUAL SIGNATURES
     -----                    ---------                 -----------------

______________________     ______________________       ________________________

______________________     ______________________       ________________________

______________________     ______________________       ________________________

______________________     ______________________       ________________________

______________________     ______________________       ________________________

acting for an on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

     BORROW MONEY. To borrow from time to time from Comerica Bank-California ("Bank"), on such terms as may be agreed upon between the officers, employees, or agents and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in that certain Loan and Security Agreement dated as of October 2, 1997 (the "Loan Agreement").

     EXECUTE NOTES. To execute and deliver to Bank the Loan Agreement and one or more promissory note or notes of the Corporation, on Bank's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of the Corporation to Bank, and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, or any portion of the notes.

     GRANT SECURITY. To grant a security interest to Bank in the Collateral described in the Loan Agreement, which security interest shall secure all of the Corporation's Obligations, as described in the Loan Agreement.

     NEGOTIATE ITEMS. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

     FURTHER ACTS. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

     BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

     I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

     IN WITNESS WHEREOF, I have hereunto set my hand on ______________________, 19____ and attest that the signatures set opposite the names listed above are their genuine signatures.


                                         CERTIFIED TO AND ATTESTED BY:


                                         X______________________________________


________________________________________________________________________________

                        CORPORATE RESOLUTIONS TO BORROW


________________________________________________________________________________

BORROWER:   DIGITAL TESTING SERVICES, INC.
________________________________________________________________________________


     I, the undersigned officer of Digital Testing Services, Inc. (the "Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of Delaware.

     I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Certificate of Incorporation and Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

     I FURTHER CERTIFY that at a meeting of the Directors of the Corporation (or by other duly authorized corporate action in lieu of a meeting), duly called and held, at which a quorum was present and voting, the following resolutions were adopted.

     BE IT RESOLVED, that ANY ONE (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

     NAMES                    POSITIONS                 ACTUAL SIGNATURES
     -----                    ---------                 -----------------

______________________     ______________________       ________________________

______________________     ______________________       ________________________

______________________     ______________________       ________________________

______________________     ______________________       ________________________

______________________     ______________________       ________________________

acting for an on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

     BORROW MONEY. To borrow from time to time from Comerica Bank-California ("Bank"), on such terms as may be agreed upon between the officers, employees, or agents and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in that certain Loan and Security Agreement dated as of October 2, 1997 (the "Loan Agreement").

     EXECUTE NOTES. To execute and deliver to Bank the Loan Agreement and one or more promissory note or notes of the Corporation, on Bank's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of the Corporation to Bank, and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, or any portion of the notes.

     GRANT SECURITY. To grant a security interest to Bank in the Collateral described in the Loan Agreement, which security interest shall secure all of the Corporation's Obligations, as described in the Loan Agreement.

     NEGOTIATE ITEMS. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

     FURTHER ACTS. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

     BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

     I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

     IN WITNESS WHEREOF, I have hereunto set my hand on ______________________, 19____ and attest that the signatures set opposite the names listed above are their genuine signatures.


                                         CERTIFIED TO AND ATTESTED BY:


                                         X______________________________________

________________________________________________________________________________

                             SOLVENCY CERTIFICATE
                             --------------------


     The undersigned hereby certifies that the undersigned is the Chief Executive Officer of ISE Labs, Inc. ("Borrower"). This Certificate is being delivered pursuant to the Loan and Security Agreement dated as of the date hereof (the "Loan Agreement") and executed by and among Borrower, ISE Technology, Inc. and Digital Testing Services, Inc. as Co-borrowers ("Borrowers"), and Comerica Bank-California (the "Bank"). All capitalized terms used which are not otherwise defined herein shall have the meanings attributed to such terms in the Loan Agreement.

     The undersigned has reviewed the Loan Agreement and the contents of this Certificate and, in connection with the execution and delivery hereof, has made such investigation and inquiries as he deems necessary and prudent.

     The undersigned further certifies that the financial information, assumptions and valuation techniques that underlie and form the basis for the representations made in this Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

     The undersigned hereby further certifies that to his knowledge in his capacity as an officer of the Borrower:

     1.   Attached hereto as Exhibit A are pro forma balance sheets of Borrowers
                             ---------
that give effect to the consummation of the acquisition contemplated by the Business Sales Agreement dated as of August 21, 1997 and the funding of the Advances, and the consummation of all other transactions contemplated by the Loan Agreement (all of the foregoing being collectively referred to as the "Transactions"), and the payment of all fees and expenses in connection therewith.

     2. On the date hereof, after giving effect to the transactions contemplated by the Loan Agreement and the payment of fees and expenses in connection therewith, the undersigned in good faith after due inquiry believes that:

          (a) The fair market going concern value of all of the assets of Borrowers is greater than the total amount of liabilities, including contingent, subordinated, absolute, fixed, matured or unmatured and liquidated or unliquidated liabilities of Borrowers.

          (b) The present fair market going concern value of the assets of Borrowers is sufficient to pay the probable liability of Borrowers on their existing debts as such debts become absolute and matured.

          (c) Borrowers are able to pay their debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business.

          (d) Borrowers are not engaged, or about to engage, in business or transactions for which they have unreasonably small capital.

     3. Borrowers do not intend to or believe that they will incur debts or liabilities that will be beyond their ability to pay as they mature.

     4. In consummating the Transactions, Borrowers do not intend to hinder, delay or defraud either present or future creditors or any other person to which they are or will become indebted on or after the date hereof.

     5. In reaching the conclusions set forth in this Certificate, the undersigned has considered, among other things:

          (a) the cash and other current assets of Borrowers reflected in the Pro Forma Balance Sheets;

          (b) all contingent liabilities of Borrowers including, without limitation, claims arising out of pending or threatened litigation against Borrowers, and in so doing, the undersigned has computed the amount of such liabilities as the amount which, in light of all the facts and circumstances existing on the date hereof, represents the amount that reasonably can be expected to become an actual or matured liability; and

          (c) such other financial, statistical and other data as the person signing this Certificate has deemed necessary for the purposes of this Certificate.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the ____ day of October, 1997.


                                      2